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                                                                    Exhibit 11.1
                 OSHMAN'S SPORTING GOODS, INC. AND SUBSIDIARIES

         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                    (In thousands except per share amounts)
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


                                                    Year ended February 3,  Year ended January 28,   Year ended January 29,
                                                             1996                    1995                     1994
                                                    ----------------------  ----------------------   ----------------------
                                                                 Fully                   Fully                    Fully
                                                    Primary     diluted     Primary     diluted     Primary      diluted
                                                    ----------  ----------  ----------  ----------  ----------   ----------
     NET EARNINGS (LOSS)                                $1,942      $1,942      $  290      $  290    $(19,494)    $(19,494)
                                                        ======      ======      ======      ======    ========     ========
Weighted average number of common shares
 outstanding                                             5,815       5,815       5,807       5,807       5,805        5,805
Excess of shares issuable upon exercise of stock
 options over shares deemed retired under the
 "treasury stock" method                                   204         244         155         172           -            -
                                                        ------      ------      ------      ------    --------     --------
Weighted average number of common and dilutive
 common equivalent shares outstanding                    6,019       6,059       5,962       5,979       5,805        5,805
                                                        ======      ======      ======      ======    ========     ========

     Earnings (loss) per common and
       common equivalent share                          $ . 32      $ . 32      $  .05      $  .05    $  (3.36)    $  (3.36)
                                                        ======      ======      ======      ======    ========     ========

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